Exhibit (11)



                              SEWARD & KISSEL LLP
                                901 K Street, NW
                                   Suite 800
                              Washington, DC 20001
                           Telephone: (202) 737-8833
                           Facsimile: (202) 737-5184


                                                      September 30, 2016



AB Cap Fund, Inc.
1345 Avenue of the Americas
New York, New York 10105

Ladies and Gentlemen:

            We are counsel to AB Cap Fund, Inc., a Maryland corporation, (the "Company"). The opinions set forth below are being rendered in connection with the Company's registration statement on Form N-14 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), in which this letter is to be included as an exhibit. The Company is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company (File No. 811-01716). The Registration Statement pertains to the proposed issuance of Class A Common Stock, Class C Common Stock, Advisor Class Common Stock, Class R Common Stock, Class K Common Stock and Class I Common Stock, par value $.0001 per share (each a "Class" and collectively, the "Shares"), in AB All Market Income Portfolio (the "Acquiring Fund"), a series of the Company, pursuant to an Agreement and Plan of Acquisition and Liquidation, a form of which is included as Appendix A to the Proxy Statement/Prospectus in the Registration Statement (the "Plan"). When duly executed and delivered by the parties thereto, the Plan will provide for the transfer of all of the assets and liabilities of AB Conservative Wealth Strategy (the "Acquired Fund"), a series of The AB Portfolios, a Massachusetts business trust, to the Acquiring Fund in exchange for Shares, which will be distributed to shareholders of the Acquired Fund.

            We have examined the Charter and Bylaws of the Company and applicable amendments and supplements thereto, the Plan in the form approved by the Board of Directors of the Company and a copy of the Registration Statement in which this letter is to be included as an exhibit. We have also examined and relied upon such corporate records of the Company and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein. We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

            Based on such examination and assumptions, we are of the opinion that:

            (i) The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland, is in good standing with the State Department of Assessments and Taxation of Maryland, and is registered under the 1940 Act, as an open-end, management investment company; and

            (ii) The Shares proposed to be issued in accordance with the terms of the Plan, to the extent that the number of Shares to be issued and distributed to shareholders of the Acquired Fund does not exceed the number of authorized and unissued Shares at the time of their issuance, when so issued, will constitute validly issued shares, fully paid and non-assessable, under the laws of the State of Maryland.

            We do not express an opinion with respect to any laws other than the laws of Maryland applicable to the due authorization, valid issuance and non-assessability of shares of common stock of corporations formed pursuant to the provisions of the Maryland General Corporation Law. Accordingly, our opinion does not extend to, among other laws, the federal securities laws or the securities or "blue sky" laws of Maryland or any other jurisdiction. Members of this firm are admitted to the bars of the State of New York and the District of Columbia.

            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                          Very truly yours,


                                          /s/ Seward & Kissel LLP